Exhibit 10.4

                             WINN-DIXIE STORES. INC.
                             -----------------------

                          SUPPLEMENTAL RETIREMENT PLAN


                          Effective Date: June 15, 2000


                                TABLE OF CONTENTS


         ARTICLE                                                        PAGE
         -------                                                        ----

         I      -   Definitions and Construction                         I-1
         II     -   Participation                                        II-1
         III    -   Account Credits and Allocations of Income or Loss    III-1
         IV     -   Deemed Investment of Funds                           IV-1
         V      -   Determination of Vested Interest and Forfeitures     V-1
         VI     -   In-Service Distributions                             VI-1
         VII    -   Termination Benefits                                 VII-1
         VIII   -   Administration of the Plan                           VIII-1
         IX     -   Administration of Funds                              IX-1
         X      -   Nature of the Plan                                   X-1
         XI     -   Adopting Entities                                    XI-1
         XII    -   Miscellaneous                                        XII-1




                                       (i)




                             WINN-DIXIE STORES, INC.

                          SUPPLEMENTAL RETIREMENT PLAN



                                   WITNESSETH:


     WHEREAS, WINN-DIXIE STORES, INC., desiring to aid certain of its employees in making more adequate provision for their retirement, has decided to adopt the following WINN-DIXIE STORES, INC. SUPPLEMENTAL RETIREMENT PLAN (the "Plan");


     NOW THEREFORE, the Plan is hereby adopted as follows, effective as of June 15, 2000:



                                                       (ii)

                                    ARTICLE I

                          Definitions and Construction

     1.1 Definitions. The capitalized words or terms used in the Plan and which are not otherwise defined herein shall have the same meanings as such words or terms have in the Profit Sharing 401(k) Plan, as the same may be amended from time to time. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) Account(s): A Member's Company Account and/or Deferral Account, including the amounts credited thereto. ----------

(2) Affiliates: The Company's "Affiliates," as such term is defined under the Profit Sharing 401(k) Plan.

(3)  Code: The Internal Revenue Code of 1986, as amended.

(4) Committee: The administrative committee appointed by the Directors to administer the Plan.

(5) Company. Winn-Dixie Stores, Inc. and any other adopting entity which adopts the Plan pursuant to the provisions of Article XI jointly and severally.

(6) Company Account: An individual account for each Member to which is credited the Company Deferrals made on his behalf pursuant to Section 3.2 and which is credited (or debited) for such account's allocation of net income (or net loss) as provided in Section 3.3.

(7) Company Deferrals: Deferrals made by the Company on a Member's behalf pursuant to Section 3.2.


(8) Compensation: Amounts equal to a Member's "Compensation," as such term is defined under the Profit Sharing 401(k) Plan, including amounts a Member could have received in cash in lieu of Member Deferrals pursuant to Section 3.1, and without regard to the maximum dollar limitation of section 401(a)(17) of the Code.

(9) Deferral Account: An individual account for each Member to which is credited his Member Deferrals pursuant to Section 3.1 and which is credited (or debited) for such account's allocation of net income (or net loss) as provided in Section 3.3.

(10) Directors: The Board of Directors of Winn-Dixie Stores, Inc.



                                       I-1



(11) Disability: A Member's "Disability," as such term is defined under the Profit Sharing 401(k) Plan.


(12) Effective Date: July 1, 1994.

(13) Election Date: The first day of each Plan Year.

(14) Funds: The investment funds designated from time to time for the deemed investment of Accounts pursuant to Article IV.

(15) Member: Each individual who is eligible for participation in the Plan and who has become a Member pursuant to Article II.

(16) Member Deferrals: Deferrals made by a Member pursuant to Section 3.1.

(17) Plan: The Winn-Dixie Stores, Inc. Supplemental Retirement Plan, as amended from time to time.

(18) Plan Year: The twelve-consecutive month period commencing July 1 of each year. Effective January 1, 2001, the Plan Year shall be the calendar year.

(19) Profit Sharing 401(k) Plan: The Winn-Dixie Stores, Inc. Profit Sharing 401(k) Plan, as amended from time to time.

(20) Retirement Date. The date upon which such Member has attained sixty-five years of age.

(21) Trust: The trust, if any, established under the Trust Agreement


(22) Trust Agreement: The agreement, if any, entered into between the Company and the Trustee pursuant to Article X.

(23) Trust Fund: The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

(24) Trustee: The trustee or trustees appointed by the Directors who are qualified and acting under the Trust Agreement at any time.

(25) Valuation Dates: The last business day of each calendar month and any other interim Valuation Date determined by the Committee on a nondiscriminatory basis.

(26) Vested Interest: The portion of a Member's Accounts which, pursuant to the Plan, is nonforfeitable.



                                                        I-2


     1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

     1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.




                                                        I-3

                                   ARTICLE II.

                                  Participation

     2-1 Eligibility.

          (a) Any employee of the Company as of July 1, 1994 who, with respect to the "Plan Year" ending June 30, 1994 under the Profit Sharing 401(k) Plan, (1) was a "Member," (2) was a "Highly Compensated Employee" and (3) elected a 5% contribution rate for "Before-Tax Contributions" for such entire "Plan Year" shall be eligible to become a Member of the Plan for the Plan Year commencing July 1, 1994 by electing to make Member Deferrals pursuant to Section 3.1(a) of the Plan.

          (b) Any employee of the Company who, with respect to a "Plan Year" under the Profit Sharing'401(k) Plan, (1) is a "Member," (2) is a "Highly Compensated Employee" and (3) elects the maximum contribution rate allowable under the Plan for "Before-Tax Contributions" for such entire "Plan Year" shall be eligible to become a Member of the Plan for such Plan Year by electing to make Member Deferrals pursuant to Section 3.1(1,) of the Plan.

          (c) Any employee of the Company who is a "Highly Compensated Employee", as such term is defined in Section 414(q) of the Code, shall be eligible to become a Member of the Plan by electing to make Member Deferrals pursuant to Section 3.1(c) of the Plan.

          (d) Any employee of the Company who, with respect to a "Plan Year" under the Profit Sharing/401(k) Plan, (1) is a "Member," (2) is a "Highly Compensated Employee" and (3) elects the maximum contribution rate allowable under the Plan for "Before-Tax Contributions" for such entire "Plan Year" shall become a Member of the Plan for the Plan Year with respect to Company Deferrals pursuant to Section 3.2(1,).

          (e) Any employee of the Company who:

               (1) is eligible to become a Member of the Plan under Section 2.1(c) but who has not yet met the eligibility requirements for participation in the Company's Profit Sharing 401(k) Plan and therefore is not eligible to make deferrals pursuant to Section 3.2(c) of the Plan; and


               (2) elects to become a Member of the Plan and defer a portion of his or her Compensation pursuant to Section 3.1(c) of the Plan;

               shall be  entitled  to  receive  Company  Deferrals  pursuant  to
          Section 3.2(d) for the period of time commencing on the date the employee elects to become a

                                      II-1


Member of the Plan and defer a portion of his or her  Compensation  pursuant  to
Section 3.1(c) and ending on the date such Member becomes eligible to participate in the Company's Profit Sharing 401(k) Plan. After the date the Member becomes eligible to participate in the Company's Profit Sharing 401(k) Plan, he or she shall be entitled to receive Company Deferrals pursuant to
Section 3.2(c) of the Plan.

22 Participation.

          (a) The Committee shall notify those employees of the Company who are determined by the Committee to be eligible to initially become Members pursuant to Section 2.1(a), (b), or (c). Any such eligible employee may become a Member of the Plan by executing and filing with the Committee the Member Deferral election prescribed by the Committee within 60 days of such notification.

          (b) Notwithstanding any provision herein to the contrary, an individual who has become a Member of the Plan shall cease to be entitled to make Member Deferrals hereunder or receive Company Deferrals hereunder effective as of any date designated by the Committee. Any such Committee action shall be communicated to the affected individual prior to the effective date of such action. Any such individual may again become entitled to make Member Deferrals hereunder and receive Company Deferrals hereunder beginning on any subsequent Election Date selected by the Committee in its sole discretion.





                                                       II-2


                                  ARTICLE III.

                Account Credits and Allocations of Income or Loss

3.1 Member Deferrals.

          (a) A Member meeting the eligibility requirements of Section 2.1(a) may elect to defer a portion of his Compensation for the Plan Year commencing July 1, 1994 equal to the reduction in his "Before-Tax Contributions" under the Profit Sharing'401(k) Plan for the "Plan Year" ending June 30, 1994 as a result of the limitations contained in section 401(a)(17), 401(k)(3), 402(g) and/or 415 of the Code.

          (1,) A Member meeting the eligibility requirements of Section 2.1(1) may elect to defer a portion of his Compensation for a Plan Year equal to the reduction in his "Before-Tax Contributions" under the Profit Sharing 401(k) Plan for such "Plan Year" as a result of the limitations contained in section 401(a)(17), 401(k)(3), 402(g) and/or 415 of the Code.

          (c) A Member meeting the eligibility requirements of Section 2.1(c) may elect to defer an integral percentage of from 1% to 25% of his Compensation for a Plan Year.

          (d) Compensation for a Plan Year not so deferred by such election pursuant to this Section shall be received by such Member in cash. A Member's election to defer an amount of his Compensation pursuant to this Section shall be made by executing and delivering a Compensation deferral election pursuant to which the Member authorizes the Company to reduce his Compensation in the elected amount and the Company, in consideration thereof, agrees to credit an equal amount to such Member's Deferral Account maintained under the Plan. Compensation deferrals made by a Member shall be credited to such Member's Deferral Account as of a date determined in accordance with procedures established from time to time by the Committee; provided, however, that such deferrals shall be credited to the Member's Deferral Account no later than the 15th business day of the month following the month during which the Compensation deferred would have been received by such Member in cash if he had not elected to defer such amount pursuant to this Section 3.1. The reduction in a Member's Compensation for a Plan Year pursuant to his Compensation deferral election shall be effected by Compensation reductions within such Plan Year following the effective date of such election.

          (e) A Member's Compensation deferral election shall become effective no later than thirty (30) days after the date the election is executed by the Member and filed




                                                              III-1





     with the Company. A Member's Compensation deferral election shall remain in force and effect for the entire Plan Year to which such election relates. A Member's Compensation deferral election pursuant to Section 3.1(1,) and
     Section 3.1(c) shall remain in force and effect for each subsequent Plan Year (following his initial year of participation in the Plan) for which he satisfies the eligibility requirements set forth in Section 2.1, unless and until such election is changed or revoked by such Member prior to the Election Date of a subsequent Plan Year to which such change or revocation relates.

          (f) A Member who has made a Compensation deferral election pursuant to
     Section 3.1(c) may change his election, as of the Election Date of any subsequent Plan Year, by executing and delivering to the Company a new Compensation deferral election prior to such Election Date and within the time period prescribed by the Committee.

          (g) A Member who has made a Compensation  deferral  election  pursuant
     Section 3.1(1,) or Section 3.1(c) may cancel his election, as of the Election Date of any subsequent Plan Year, by executing and delivering to the Company the form prescribed by the Committee prior to such Election Date and within the time period prescribed by the Committee. A Member who so cancels his Compensation deferral election may again make a new Compensation deferral election for a subsequent Plan Year, if he satisfies the eligibility requirements set forth in Section 2.1, by executing and delivering to the Company a new Compensation deferral election prior to the Election Date of such Plan Year and within the time period prescribed by the Committee.

          (h) A Member's Compensation deferral election shall indicate the applicable form of payment, as provided in Section 7.3, for the Compensation deferred thereunder and the net income (or net loss) allocated with respect thereto.

          (i) As of any date selected, the Company may credit the Accounts of an individual who is a Member on such date with such amount, if any, as the Company shall determine in its sole discretion. Such credits may be made on behalf of some of such Members but not others, and such credits may vary in amount among such individual Members.

3.2 Company Deferrals.

          (a) For each calendar month, the Company shall credit a Member's Company Account with an amount which equals 50% of the contributions made pursuant to Section 3.1(a) and/or Section 3.1(1,) on behalf of such Member during such month.



                                      III-2



          (b) As of the last day of each Plan Year in which the "Matching Contributions" for the "Plan Year" under the Profit Sharing 401(k) Plan on behalf of a Member are limited as a result of the limitations contained in section 401(m)(2) and/or section 415, the Company shall credit such Member's Company Account with an amount equal to the reduction in such Member's share of such "Matching Contributions" to the Profit Sharing 401(k) Plan as a result solely of the application of such limitations.

          (c) As of the last day of each Plan Year in which the "Employer Contributions" for the "Plan Year" under the Profit Sharing (401(k) Plan on behalf of a Member are limited as a result of the limitations contained in section 401(a)(17) and/or section 415, the Company shall credit a special subaccount within such Member's Company Account with an amount equal to the reduction in such Member's share of such "Employer Contributions" to the Profit Sharing(401(k) Plan as a result solely of the application of such limitations.

          (d) As of the last day of each Plan Year in which a Member is entitled to receive Company Deferrals pursuant to Section 2.1(e) of the Plan, the Company shall credit the Company Account established on behalf of such Member with an amount equal to the amount of "Employer Contributions" such Member would have received under the Company's profit Sharing 401(k) Plan (without taking into account any of the limitations contained in Section 401(a)(17) and/or Section 415 of the Code) if such Member had been eligible to participate.



                                      III-3

3-3 Allocation of Net Income or Loss and Changes In Value Among Accounts.

          (a) As of each Valuation Date, the Committee shall determine the net income (or net loss) of each Fund for the period elapsed since the next preceding Valuation Date. The net income (or net loss) of each Fund since the next preceding Valuation Date shall be ascertained by the Committee in such manner as it deems appropriate, based upon the net asset value of each such Fund as of the applicable Valuation Date, which may include expenses of administering the Fund, the Trust and the Plan.

               (1,) For purposes of allocations of net income (or net loss), each Member's Accounts shall be divided into subaccounts to reflect such Member's deemed investment designation in a particular Fund or Funds pursuant to Article IV. As of each Valuation Date, the net income (or net loss) of each Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who had such corresponding subaccounts invested in such Funds since the next preceding Valuation Date.

     (c) So long as there is any balance in any Account, such Account shall continue to receive allocations pursuant to this Section.


                                      III-4




                                   ARTICLE IV.
                           Deemed Investment of Funds

        Each Member shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to his Accounts shall be deemed to be invested from among the Funds made available from time to time for such purpose by the Committee. Such Member may designate one of such Funds for the deemed investment of all the amounts allocated to his Accounts or he may split the deemed investment of the amounts allocated to his Accounts between such Funds in such increments as the Committee may prescribe. if a Member fails to make a proper designation, then his Accounts shall be deemed to be invested in the Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

        A Member may change his deemed investment designation for future amounts to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

        A Member may elect to convert his deemed investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee.




                                      IV-1


                                   ARTICLE V.

                Determination of Vested Interest and Forfeitures

5.1 Deferral Account. A Member shall have a 100% Vested Interest in his Deferral Account at all times.

5.2  Company  Account  A Member  shall  have a Vested  Interest  in his  Company
     Account (other than the portion attributable to the special subaccount referred to in Section 3.2(c)) equal to his "Vesting Percentage" in his "Matching Contributions Account" under the Profit Shanng'401(k) Plan. A Member shall have a Vested Interest in the portion of his Company Account attributable to the special subaccount referred to in Section 3.2(c) equal to his "Vesting Percentage" in his "Employer Contributions Account" under the Profit Sharing/401(k) Plan. A Member shall have a 100% Vested Interest in his Company Account upon his termination of employment with the Company and its Affiliates after attainment of his Retirement Date or by reason of death or Disability. Further, a Member shall have a 100% Vested Interest in his Company Account upon his termination of employment with the Company and its Affiliates as a result of the closing of an entire store, plant facility or warehouse, or the elimination of a complete shift, or department, in a plant facility or warehouse.

5.3 Forfeitures. A Member who terminates employment with the Company and its Affiliates with a Vested Interest in his Company Account that is less than 100% shall forfeit to the Company the nonvested portion of such Account as of the date of such termination.



                                       V-1


                                   ARTICLE VI.

                            In-Service Distributions


         In-service distributions shall not be permitted under the Plan. Members shall not be permitted to make withdrawals from the Plan prior to termination of employment with the Company and its Affiliates. Members shall not, at any time, be permitted to borrow from the Trust Fund. Following termination of employment with the Company and its Affiliates, the amounts credited to a Member's Accounts shall be payable to such Member in accordance with the provisions of Article VII.




                                      VI-1


                                  ARTICLE VII.

                              Termination Benefits

     7.1 Amount or Benefit. Upon termination of employment of a Member with the Company and its Affiliates for any reason, the Member, or, in the event of the death of the Member while employed by the Company, the Member's designated beneficiary, shall be entitled to a benefit equal in value to the Member's Vested Interest in the balance in his Accounts as of the Valuation Date next preceding the date the payment of such benefit is to commence pursuant to
Section 72.

     72 Time of Payment. Payment of a Member's benefit under Section 7.1 shall commence as soon as administratively practicable after the Valuation Date coincident with or next succeeding the date the Member terminates his employment with the Company and its Affiliates.

     7.3 Alternative Forms or Benefit Payments. A Member's benefit under Section 7.1shall be paid in one of the following forms irrevocably elected by such Member in writing on the form prescribed by the Committee on or before the date he becomes a Member of the Plan:

               (1)   A single lump sum, cash payment; or

               (2) Annual installment payments for a term certain of either 5 or 10 years payable to the Member or, in the event of such Member's death prior to the end of such term certain, to his designated beneficiary as provided in Section 7.4.

In the event such Member fails to timely elect the form in which his benefit payments are to be made, such benefit payments shall be in the form of annual installment payments for a term certain of 10 years payable to such Member or, in the event of such Member's death prior to the end of such term certain, to his designated beneficiary as provided in Section 7.4. if a Member dies prior to the date the payment of his benefit begins and if the Member failed to timely elect the form in which his benefit payments are to be made, then benefit payments shall be made to the Member's designated beneficiary in the form described in the preceding sentence. if a Member dies prior to the date the payment of his benefit begins and if the Member did timely elect the form in which his benefit payments are to be made, then benefit payments shall be made to the Member's designated beneficiary in the form elected by the Member.

     7.4  Designation of Beneficiaries.

     (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such


                                      VII-1


designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

     b) If no such designation is on file with the Committee at the time of the death of the Member or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

          (1)If a Member leaves a surviving spouse, his benefit shall be paid to such surviving spouse;

          (2)If a Member leaves no surviving spouse, his benefit shall be paid to such Member's executor or administrator, or to his heirs at law if there if no administration of such Member's estate.

         7.5 Accelerated Pay-Out or Certain Benefits. Notwithstanding any provision in Section 7.3 to the contrary, if a Member's benefit payments are to be paid in a form other than a single lump sum, cash payment and the aggregate amount to be paid with respect to such Member in any particular calendar year is less than $10,000, then the Committee may, in its sole discretion, elect to cause the entire remaining Account balance with respect to such Member to be paid in a single lump sum, cash payment.

         7.6 Payment of Benefits. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Members or their beneficiaries, except to the extent the Company pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Company. Any benefit payments made to a Member or for his benefit pursuant to any provision of the Plan shall be debited to such Member's Accounts. All benefit payments shall be made in cash to the fullest extent practicable.

         7.7 Unclaimed Benefits. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by the Company.





                                      VII-2




                                  ARTICLE VIII.

                           Administration of the Plan

        8.1 Appointment of Committee. The general administration of the Plan shall be vested in the Committee which shall be appointed by the Directors and shall consist of one or more persons. Any individual, whether or not an employee of the Company, is eligible to become a member of the Committee.

        8.2 Term, Vacancies, Resignation and Removal. Each member of the Committee shall serve until he resigns, dies, or is removed by the Directors. At any time during his term of office, a member of the Committee may resign by giving written notice to the Directors and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Directors with or without cause, and the Directors may in their discretion fill any vacancy that may result therefrom. Any member of the Committee who is an employee of the Company shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Company and its Affiliates.

        8.3 Self-Interest of Members. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

        8.4 Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

          (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

          (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan;




                                     VIII-1



          (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

          (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

          (e)  To  determine  in  its  discretion  all  questions   relating  to
     eligibility;

          (f) To determine whether and when there has been a termination of a Member's employment with the Company and its Affiliates, and the reason for such termination;

          (g) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

          (h) To receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and

          (i) To establish or designate Funds as investment options as provided in Article IV.

        8.5 Claims Review. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period), which notice shall:

          (a)  State  the   specific   reason  or  reasons  for  the  denial  or
     modification;

          (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

          (c) Provide a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

          (d) Explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial

                                     VIII-2


decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period.

         8.6 Company to Supply Information. The Company shall supply full and timely information to the Committee, including, but not limited to, information relating to each Member's Compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan and the Trust Agreement. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Company.

         8.7 Indemnity. To the extent permitted by applicable law, the Company shall indemnity and save harmless the Directors and each member of the Committee against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.



                                     VIII-3


                                   ARTICLE IX.

                             Administration of Funds

        9.1 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Committee, may be paid by the Company and, if not paid by the Company, shall be paid by the Trustee from the Trust Fund, if any.

        9.2 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee, if any, shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement The Committee shall maintain one or more Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund, if any.





                                      IX-1


                                   ARTICLE X.

                               Nature of the Plan

        The Company intends and desires by the adoption of the Plan to recognize the value to the Company of the past and present services of employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The establishment of the Plan is, in part, made necessary by certain benefit limitations which are imposed on the Profit Sharing'401(k) Plan by the Code. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company. Plan benefits herein provided are to be paid out of the Company's general assets. Nevertheless, subject to the terms hereof and of the Trust Agreement, the Company may transfer money or other property to the Trustee and the Trustee shall pay Plan benefits to Members and their beneficiaries out of the Trust Fund. To the extent the Company transfers assets to the Trustee pursuant to the Trust Agreement, the Committee may, but need not, establish procedures for the Trustee to invest the Trust Fund in accordance with each Member's designated deemed investments pursuant to Article IV respecting the portion of the Trust Fund assets equal to such Member's Account(s).

        The Directors, in their sole discretion, may establish the Trust and enter into the Trust Agreement The Company may adopt the Trust for purposes of the Plan. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of Company creditors if the Company ever becomes insolvent For purposes hereof, the Company shall be considered "insolvent" if (a) the Company is unable to pay its debts as they become due, or (1,) the Company is subject to a pending proceeding as a debtor under the United Sates Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and its Board of Directors shall have the duty to inform the Trustee in writing if the Company becomes insolvent Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Members and hold the assets for the benefit of the Company's general creditors. If the Trustee receives a written allegation that the Company is insolvent, the Trustee shall suspend payments to the Members and hold the Trust Fund for the benefit of the Company's general creditors, and shall determine within the period specified in the Trust Agreement whether the Company is insolvent If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Members. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.





                                       X-1



                                   ARTICLE XI.

                                Adopting Entities

        It is contemplated that other corporations, associations, partnerships or proprietorships may adopt this Plan and thereby become the Company. Any such entity, whether or not presently existing, may become a party hereto by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or of the Directors; provided, however, that such entity must be an Affiliate. The provisions of the Plan shall apply separately and equally to each Company and its employees in the same manner as is expressly provided for Winn-Dixie Stores, Inc. and its employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan or amend the Trust Agreement shall be exercised by the Directors alone. Transfer of employment among Companies and Affiliates shall not be considered a termination of employment hereunder. Any Company may, by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or the Directors, terminate its participation in the Plan. Moreover, the Directors may, in their discretion, terminate a Company's Plan participation at any time.



                                      XI-1



                                  ARTICLE XII.

                                  Miscellaneous

        12.1 Not Contract or Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

        12.2 Alienation of Interest Forbidden. The interest of a Member or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

        12.3 Withholding. All Compensation deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

        12.4 Amendment and Termination. The Directors may from time to time, in their discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Member with respect to amounts already allocated to his Accounts. The Directors may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Member's Accounts shall be paid to such Member or his designated beneficiary in the manner specified by the Committee, which may include the payment of a single lump sum, cash payment in full satisfaction of all of such Member's or beneficiary's benefits hereunder.

        12.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

        12.6 Governing laws. MI provisions of the Plan shall be construed in accordance with the laws of Florida except to the extent preempted by federal law.



                                      XII-1




EXECUTED this 15th day of June, 2000.

                                                       WINN-DIXIE STORES, INC.



                                               By:_____________________________
                                                            Its President


                                            Attest:___________________________
                                                        Its Asst. Secretary


(CORPORATE SEAL)